Exhibit 10.25
SIRIUS XM HOLDINGS INC.
2015 LONG-TERM STOCK INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
2016 COMPENSATION AWARD

This PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of August 5, 2016, is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and ___________ (the “Employee”).

1. Grant of PRSUs. Subject to the terms and conditions of this Agreement and the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”), the Company hereby grants ________________ restricted share units (“PRSUs”) to the Employee. Each PRSU represents the unfunded, unsecured right of the Employee to receive one share of common stock, par value $.001 per share, of the Company (each, a “Share”) on the date specified in this Agreement.
2. Dividends. If on any date while PRSUs are outstanding the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of PRSUs granted to the Employee shall, as of the record date for such dividend payment, be increased by a number of PRSUs equal to: (a) the product of (x) the number of PRSUs held by the Employee as of such record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per Share value of such dividend, as determined in good faith by the Company), divided by (b) the average closing price of a Share on the Nasdaq Global Select Market on the twenty (20) trading days preceding, but not including, such record date. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of PRSUs granted to the Employee shall be increased by a number equal to the product of (1) the aggregate number of PRSUs held by the Employee on the record date for such dividend, multiplied by (2) the number of Shares (including any fraction thereof) payable as a dividend on a Share. In the case of any other change in the Shares occurring after the date hereof, the number of PRSUs shall be adjusted as set forth in Section 4(b) of the Plan.

3. Issuance of Shares subject to PRSUs.

(a) Performance Metric. All or a portion of the PRSUs shall be eligible to vest based on the Company’s level of achievement of cumulative free cash flow equal to $3,050,000,000 (the “Performance Metric Target”) during the period beginning on January 1, 2016 and ending December 31, 2017 (the “Performance Period”).

Free cash flow shall be derived from cash flow provided by operating activities, net of additions to property and equipment, restricted and other investment activity and the return of capital from investment in unconsolidated entities. For the avoidance of doubt, the Committee shall adjust or modify the calculation of free cash flow and/or the Performance Metric Target for the Performance Period in accordance with Sections 4(b) and 12(c) of the Plan, as applicable.

(b) Calculation of Shares to be Issued. Within sixty (60) days following the end of the Performance Period, the Company shall certify the Company’s level of achievement of the Performance Metric Target (such actual date of certification, the “Certification Date”) and determine the number of PRSUs that shall vest, as set forth below, in accordance with the terms of the Plan and/or this Agreement (such PRSUs, the “Eligible PRSUs”):

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(i)    If the Company fails to achieve at least 80% of the Performance Metric Target, zero PRSUs shall constitute Eligible PRSUs;

(ii)    Upon achieving 100% or more of the Performance Metric Target, 100% of the PRSUs shall constitute Eligible PRSUs; and

(iii)    If the Company’s level of free cash flow falls between 80% and 100% of the Performance Metric Target, the number of PRSUs that become Eligible PRSUs shall be determined by straight line interpolation between the thresholds set forth in subsections (i) and (ii) of this Section 3(b).

For the avoidance of doubt, any PRSUs that do not constitute Eligible PRSUs as of the Certification Date shall be cancelled on the Certification Date.

(c) Issuance of Eligible PRSUs. The Eligible PRSUs shall vest subject to the Employee’s continuous service with Sirius XM Radio Inc. (“Sirius XM”) or any of its subsidiaries or affiliates through August 5, 2019 (such date, the “Settlement Date”). Subject to the terms of this Agreement and/or the Plan, the Company shall issue to the Employee on the Settlement Date, a number of Shares equal to the number of Eligible PRSUs held by the Employee as of the Settlement Date.

(d) Termination. For the avoidance of doubt, if the Employee’s service with Sirius XM and its subsidiaries and affiliates terminates for any reason prior to the Settlement Date, all of the PRSUs, including the Eligible PRSUs, shall immediately terminate without consideration.

4. Change of Control. In the event of a Change of Control, the PRSUs shall be governed by the terms of the Plan; provided that any transactions between the Company, Sirius XM and/or any of their respective wholly-owned subsidiaries, on the one hand, and Liberty Media Corporation, any Qualified Distribution Transferee (as defined in the Investment Agreement, dated as of February 17, 2009, between the Company and Liberty Radio LLC, as amended) and/or any of their respective subsidiaries, on the other hand, shall not constitute a Change of Control under the Plan.

5. Non-transferable. The PRSUs may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of PRSUs or of any right or privilege conferred hereby shall be null and void.

6. Withholding. Prior to delivery of the Shares pursuant to this Agreement, the Company shall determine the amount of any United States federal, state and local income taxes, if any, which are required to be withheld under applicable law and shall, as a condition of delivery of the Shares pursuant to this Agreement, collect from the Employee the amount of any such taxes in any manner permitted by the Plan.

7. No Rights of a Stockholder. The Employee shall not have any rights as a stockholder of the Company with respect to any Shares until the Shares have been issued. For purposes of clarity, once an PRSU vests and a Share is issued to the Employee pursuant to Section 3, such PRSU is no longer considered an PRSU for purposes of this Agreement.

8. Rights of the Employee. Neither this Agreement nor the PRSUs shall confer upon the Employee any right to, or guarantee of, continued employment by or service with Sirius XM or any of its subsidiaries or affiliates, or in any way limit the right of Sirius XM or any of its subsidiaries or affiliates to terminate the employment or service of the Employee at any time, subject to the terms of any written employment or similar written agreement between the Employee and Sirius XM or any of its subsidiaries or affiliates.

9. Professional Advice. The acceptance of the PRSUs may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Employee. Accordingly, the Employee acknowledges that the Employee has been advised to consult the Employee’s personal legal and tax advisors in connection with this Agreement and the PRSUs.

10. Agreement Subject to the Plan. This Agreement and the PRSUs are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Plan. The Employee acknowledges that a copy of the Plan is posted on Sirius XM’s intranet site and the Employee agrees to review it and comply with its terms. This Agreement and the Plan constitute the entire understanding between or among the Company, Sirius XM and the Employee with respect to the PRSUs. In the event of any conflict between this Agreement and the Plan, the Plan shall govern and prevail.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York, and expressly waive the right to a jury trial, for any actions, suits or proceedings arising out of or relating to this Agreement.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or one (1) business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:        Sirius XM Holdings Inc.
1290 Avenue of the Americas
11th Floor
New York, New York 10104
Attention: General Counsel

Employee:        Address on file at the
office of Sirius XM

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

ACCEPTED AND AGREED:
_________________________________
Employee